UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 25, 2005

                          Apollo Investment Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)

              Maryland                333-112591              52-2439556
     ----------------------------    ------------          ----------------
     (State or other jurisdiction    Commission            (IRS Employer
          of incorporation)         File Number)          Identification No.)



     9 West 57th Street, 41st Floor, New York, NY                  10019
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      (Address of principal executive offices)                    (Zip Code)


         Registrant's telephone number, including area code 212-515-3200
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        (Former address: 1301 Avenue of the Americas, New York, NY 10019)







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Item 7.01. Regulation FD Disclosure.

APOLLO INVESTMENT CORPORATION TO PARTICIPATE IN SMITH BARNEY'S EIGHTH ANNUAL FINANCIAL SERVICES CONFERENCE

New York, NY - January 25, 2005 - Apollo Investment Corporation's Chairman and CEO, Michael S. Gross and Chief Operating Officer, Arthur H. Penn will speak at Smith Barney's Eighth Annual Financial Services Conference in New York City on January 26, 2005. Messrs. Gross and Penn will provide an overview of the Company and its investment program. Through December 31, 2004, Apollo Investment Corporation had invested $731 million of its $870 million net proceeds received from its initial public offering in April 2004. At December 31, 2004, Apollo Investment Corporation's portfolio composition was invested 47% in subordinated debt, 2% in equity, 33% in senior secured debt, and 18% in cash equivalents. Weighted average yields were 13.8% for subordinated debt and 7.6% for senior secured debt at December 31, 2004. The weighted average yield on all invested capital was 10.9% and 9.3% inclusive of cash equivalents and before expenses at December 31, 2004.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally invested in middle-market private companies. From time to time, the Company may also invest in public companies. The Company expects to primarily invest in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Contact: Richard L. Peteka
         212-515-3488




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Apollo Investment Corporation


                              /s/ Richard Peteka
                              ----------------------
                                   (Signature)

                              By:  Richard L. Peteka
                              Title: Chief Financial Officer
                              Date: January 25, 2005